
                                                                     Exhibit 4.6

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF FEBRUARY 4, 2004

                                     BETWEEN

                          LASALLE BUSINESS CREDIT, LLC

                                   THE LENDER,

                                       AND

                            DELPHAX TECHNOLOGIES INC.

                                  THE BORROWER

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                                TABLE OF CONTENTS

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1.            DEFINITIONS........................................................................................     1

2.            LOANS..............................................................................................    10

     (a)      Revolving Loans....................................................................................    10
     (b)      Term Loan..........................................................................................    12
     (c)      Repayments.........................................................................................    12
     (d)      Notes..............................................................................................    12

3.            LETTERS OF CREDIT..................................................................................    13

     (a)      General Terms......................................................................................    13
     (b)      Requests for Letters of Credit.....................................................................    13
     (c)      Obligations Absolute...............................................................................    13
     (d)      Expiration Dates of Letters of Credit..............................................................    14

4.            INTEREST, FEES AND CHARGES.........................................................................    14

     (a)      Interest Rate......................................................................................    14
     (b)      Other LIBOR Provisions.............................................................................    15
     (c)      Fees And Charges...................................................................................    17
     (d)      Maximum Interest...................................................................................    18

5.            COLLATERAL.........................................................................................    18

     (a)      Grant of Security Interest to Lender...............................................................    18
     (b)      Other Security.....................................................................................    19
     (c)      Possessory Collateral..............................................................................    19
     (d)      Electronic Chattel Paper...........................................................................    19

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6.            PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN............................    20

7.            POSSESSION OF COLLATERAL AND RELATED MATTERS.......................................................    20

8.            COLLECTIONS........................................................................................    21

9.            COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.......................................    23

     (a)      Daily Reports......................................................................................    23
     (b)      Monthly Reports....................................................................................    23
     (c)      Financial Statements...............................................................................    23
     (d)      Annual Projections.................................................................................    24
     (e)      Explanation of Budgets and Projections.............................................................    24
     (f)      Public Reporting...................................................................................    24
     (g)      Balance of Intercompany Loans......................................................................    24
     (h)      Other Information..................................................................................    24

10.           TERMINATION; AUTOMATIC RENEWAL.....................................................................    24

11.           REPRESENTATIONS AND WARRANTIES.....................................................................    25

     (a)      Financial Statements and Other Information.........................................................    25
     (b)      Locations..........................................................................................    26
     (c)      Loans by Borrower..................................................................................    26
     (d)      Accounts and Inventory.............................................................................    26
     (e)      Liens..............................................................................................    26
     (f)      Organization, Authority and No Conflict............................................................    26
     (g)      Litigation.........................................................................................    27
     (h)      Compliance with Laws and Maintenance of Permits....................................................    27
     (i)      Affiliate Transactions.............................................................................    27
     (j)      Names and Trade Names..............................................................................    28
     (k)      Equipment..........................................................................................    28
     (l)      Enforceability.....................................................................................    28
     (m)      Solvency...........................................................................................    28
     (n)      Indebtedness.......................................................................................    28
     (o)      Margin Security and Use of Proceeds................................................................    28
     (p)      Parent, Subsidiaries and Affiliates................................................................    29
     (q)      No Defaults........................................................................................    29
     (r)      Employee Matters...................................................................................    29
     (s)      Intellectual Property..............................................................................    29
     (t)      Environmental Matters..............................................................................    29

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     (u)      ERISA Matters......................................................................................    30

12.           AFFIRMATIVE COVENANTS..............................................................................    30

     (a)      Maintenance of Records.............................................................................    30
     (b)      Notices............................................................................................    30
     (c)      Compliance with Laws and Maintenance of Permits....................................................    31
     (d)      Inspection and Audits..............................................................................    32
     (e)      Insurance..........................................................................................    32
     (f)      Collateral.........................................................................................    34
     (g)      Use of Proceeds....................................................................................    34
     (h)      Taxes..............................................................................................    34
     (i)      Intellectual Property..............................................................................    34
     (j)      Checking Accounts and Cash Management Services.....................................................    35
     (k)      Pledge of Foreign Stock............................................................................    35
     (l)      Interest Rate Hedging Arrangements.................................................................    35

13.           NEGATIVE COVENANTS.................................................................................    35

     (a)      Guaranties.........................................................................................    35
     (b)      Indebtedness.......................................................................................    35
     (c)      Liens..............................................................................................    36
     (d)      Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the
                Ordinary Course of Business .....................................................................    36
     (e)      Dividends and Distributions........................................................................    36
     (f)      Investments; Loans.................................................................................    36
     (g)      Fundamental Changes, Line of Business..............................................................    36
     (h)      Equipment..........................................................................................    37
     (i)      Affiliate Transactions.............................................................................    37
     (j)      Settling of Accounts...............................................................................    37
     (k)      Management Fees; Compensation......................................................................    38
     (l)      Interest Rate Hedging Arrangements.................................................................    38
     (m)      Subordinated Debt..................................................................................    38

14.           FINANCIAL COVENANTS................................................................................    38

     (a)      Tangible Net Worth.................................................................................    38
     (b)      Debt Service Coverage..............................................................................    39
     (c)      Interest Coverage..................................................................................    39
     (d)      Capital Expenditure Limitations....................................................................    39

15.           DEFAULT............................................................................................    39

     (a)      Payment............................................................................................    39
     (b)      Breach of this Agreement and the Other Agreements..................................................    39
     (c)      Breaches of Other Obligations......................................................................    40

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     (d)      Breach of Representations and Warranties...........................................................    40
     (e)      Loss of Collateral.................................................................................    40
     (f)      Levy, Seizure or Attachment........................................................................    40
     (g)      Bankruptcy or Similar Proceedings..................................................................    40
     (h)      Appointment of Receiver............................................................................    41
     (i)      Judgment...........................................................................................    41
     (j)      Death or Dissolution of Obligor....................................................................    41
     (k)      Default or Revocation of Guaranty..................................................................    41
     (l)      Criminal Proceedings...............................................................................    41
     (m)      Canadian Borrower Obligations......................................................................    41
     (n)      Change of Control..................................................................................    42
     (o)      Change of Management...............................................................................    42
     (p)      Material Adverse Change............................................................................    42

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16.           REMEDIES UPON AN EVENT OF DEFAULT..................................................................    42

17.           CONDITIONS PRECEDENT...............................................................................    43

18.           INDEMNIFICATION....................................................................................    44

19.           NOTICE.............................................................................................    45

20.           CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.............................................    45

21.           MODIFICATION AND BENEFIT OF AGREEMENT..............................................................    46

22.           HEADINGS OF SUBDIVISIONS...........................................................................    46

23.           POWER OF ATTORNEY..................................................................................    46

24.           CONFIDENTIALITY....................................................................................    47

25.           COUNTERPARTS.......................................................................................    47

26.           ELECTRONIC SUBMISSIONS.............................................................................    47

27.           WAIVER OF JURY TRIAL; OTHER WAIVERS................................................................    48

EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B - COMPLIANCE CERTIFICATE

EXHIBIT C - COMMERCIAL TORT CLAIMS

SCHEDULE 1 - PERMITTED LIENS

SCHEDULE 11(i) - AFFILIATE TRANSACTIONS

SCHEDULE 11(g) - LITIGATION

SCHEDULE 11(j) - NAMES & TRADE NAMES

SCHEDULE 11(n) - INDEBTEDNESS

                                      -v-
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SCHEDULE 11(p) - PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST

                                      -vi-
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                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "AGREEMENT") made this 4th day of February, 2004 by and between LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company ("LENDER"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, and DELPHAX TECHNOLOGIES INC., a Minnesota corporation, having its principal place of business at 12500 Whitewater Drive, Minnetonka, MN 55343 ("BORROWER").

                                   WITNESSETH:

                  WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

                  NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

                  1. DEFINITIONS.

                  "ACCOUNT", "ACCOUNT DEBTOR", "CHATTEL PAPER", "COMMERCIAL TORT CLAIMS", "DEPOSIT ACCOUNTS", "DOCUMENTS", "ELECTRONIC CHATTEL PAPER", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY", "INVESTMENT PROPERTY", "LETTER-OF-CREDIT RIGHT", "PROCEEDS" and "TANGIBLE CHATTEL PAPER" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

                  "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or
(iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

                  "CANADIAN BORROWER" shall mean Delphax Technologies Canada, Ltd., an Ontario, Canada corporation.

                  "CANADIAN LENDER" shall mean ABN AMRO Bank, N.V., Canada
Branch.

                  "CAPITAL EXPENDITURES" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower and its Subsidiaries.

                  "COLLATERAL" shall mean all of the property of Borrower described in Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "DEBT SERVICE COVERAGE" shall mean, with respect to any period, the ratio of (i) Borrower's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus Interest Expense minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves to (ii) Borrower's and its Subsidiaries' current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus Interest Expense plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period in each case calculated on a consolidated basis for the Borrower and its Subsidiaries, without duplication and under generally accepted accounting principles applied in a consistent basis with the Borrower's financial statements dated September 30, 2003.

                  "DILUTION" shall mean, with respect to any period, the percentage obtained by dividing (i) the sum of non-cash credits against Accounts (including, but not limited to returns, adjustments and rebates) of Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrower for such period, as determined by Lender in its sole discretion by (ii) gross invoiced sales of Borrower for such period.

                  "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to Lender in its sole discretion determined in good faith for lending purposes (provided that Lender shall give Borrower written notice of any eligibility criteria established by Lender and not set forth herein). Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                           (i) it is genuine and in all respects what it purports to be;

                           (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (iii) it arises from (A) the performance of services by Borrower in the ordinary course of Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) Borrower has possession of, or Borrower has delivered to Lender (at Lender's request) any shipping and delivery receipts (if any) evidencing delivery of such Goods;

                           (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within sixty (60) days after the date of the invoice and does not remain unpaid ninety
         (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

                           (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or if it is subject to any claim by such Account Debtor denying liability thereunder in whole or in part;

                           (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                           (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate;

                           (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

                           (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

                           (x) the Account Debtor is located within the United States of America or Canada (other than the Province of Quebec), or the Account is supported by credit insurance or a standby letter of credit acceptable to the Lender in its sole discretion;

                           (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                           (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement;

                           (xiii)   it is not subject to any indemnity,
         performance or similar bonds;

                           (xiv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds ten percent (10%) of all Accounts of Borrower (or, as to Accounts owed by John H. Harlan Company or by Moore Wallace Incorporated, twenty percent (20%) each or a credit limit determined by Lender in its sole discretion determined in good faith for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiv) shall be Eligible Accounts to the extent of such credit limit), provided that Lender shall give Borrower written notice of any such credit limit;

                           (xv)     is denominated in United States Dollars; and

                           (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion determined in good faith.

                  "ELIGIBLE INVENTORY" shall mean Inventory of Borrower which is acceptable to Lender in its sole discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                           (i) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (ii) it is not in transit and it is located either on (A) one of the premises listed on Exhibit A (or other locations of which Lender has been advised in writing pursuant to subsection 12(b)(i) hereof) or (B) at one of the locations of John H. Harland

         Company listed in the Warehouse Waiver dated December 22, 2003 delivered by such entity to Lender;

                           (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's sole determination determined in good faith, affect its market value;

                           (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require (Lender having, on or prior to the Closing Date, received such documents and given such approval with respect to inventory stored with John H. Harlan Company);

                           (v) Lender has determined in accordance with Lender's customary business practices, that it is not unacceptable due to age, type, category or quantity; and

                           (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; (B) which violates any of the covenants of Borrower contained in this Agreement or (C) with a demonstration unit.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

                  "EVENT OF DEFAULT" shall have the meaning specified in Section 15 hereof.

                  "EXCESS AVAILABILITY" shall mean, as of any date of determination by Lender, the excess, if any, of the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations and less any reserves established by Lender from time to time in its sole discretion and (ii) the Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations and less any reserves established by Lender from time to time in its sole discretion, in each case as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable which remain unpaid more than thirty (30) days after the due dates thereof as the close of business on such date are treated as additional Revolving Loans outstanding on such date.

                  "FISCAL YEAR" shall mean each twelve (12) month accounting period of Borrower, which ends on September 30 of each year.

                  "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  "INDEMNIFIED PARTY" shall have the meaning specified in
Section 18 hereof.

                  "INTEREST COVERAGE" shall mean with respect to any period, the ratio of (a) Borrower's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves to (b) Interest Expense, in each case calculated on a consistent basis for the Borrower and its Subsidiaries, without duplication and under generally accepted accounting principles applied on a consistent basis with the Borrower's financial statements dated September 30, 2003.

                  INTEREST EXPENSE" shall mean all scheduled payments of interest and fees, to the extent carried as interest on the Borrower's or any Subsidiary's financial statements and to the extent paid or payable in cash, with respect to indebtedness for borrowed money (including the interest payments with respect to capitalized leases).

                  "INTEREST PERIOD" shall have the meaning specified in subsection 4(a)(ii) hereof.

                  "LASALLE BANK" shall mean LaSalle Bank National Association, Chicago, Illinois.

                  "LETTER OF CREDIT" shall mean any Letter of Credit issued on behalf of Borrower in accordance with this Agreement.

                  "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

                  "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LIBOR RATE" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as displayed in the Bloomberg Financial Markets system (or such other authoritative source as selected by Lender in its sole discretion) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Lender by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

                  "LIBOR RATE LOANS" shall mean the Loans bearing interest with reference to the LIBOR Rate.

                  "LOANS" shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder.

                  "LOCK BOX" and "LOCK BOX ACCOUNT" shall have the meanings specified in subsection 8(a) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

                  "MAXIMUM LOAN LIMIT" shall mean Eight Million Six Hundred Fourteen Thousand and No/100 Dollars ($8,614,000).

                  "MAXIMUM REVOLVING LOAN LIMIT" shall have the meaning specified in subsection 2(a) hereof.

                  "OBLIGOR" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                  "ORIGINAL TERM" shall have the meaning specified in Section 10 hereof.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

                  "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

                  "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.

                  "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which Borrower has maintained adequate reserves; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1; (vi) liens specifically permitted by Lender in writing;
(vii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal or stay bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (viii) liens for taxes not yet due or for taxes which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained on Borrower's financial statements and with respect to which Borrower (A) has furnished prompt written notice of such contest to Lender and (B) upon demand by Lender, keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and if Borrower fails to prosecute such contest with reasonable diligence or if Borrower loses such contest, Lender may apply the money so deposited to such tax; and (ix) liens in favor of the Lender and the Canadian Lender; (x) liens listed on Schedule 11(e) hereto; and (xi) involuntary liens securing amounts less than $50,000 and which are released or for which a bond acceptable to Lender in its sole discretion has been posted within ten (10) days of its creation.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PLAN" shall have the meaning specified in subsection 12(b)(v) hereof.

                  "PRIME RATE" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be LaSalle Bank's lowest or most favorable rate in effect at any time) in effect from time to time.

                  "PRIME RATE LOANS" shall mean the Loans bearing interest with reference to the Prime Rate.

                  "RENEWAL TERM" shall have the meaning specified in Section 10 hereof.

                  "REVOLVING LOAN LIMIT" shall have the meaning specified in subsection 2(a) hereof.

                  "REVOLVING LOANS" shall have the meaning specified in subsection 2(a) hereof.

                  "SUBORDINATED DEBT" means the Tate Subordinated Debt and any other indebtedness of Borrower, now existing or hereafter created, incurred or arising, which, notwithstanding anything to the contrary in this Agreement, is subordinated in right of payment to the payment of the Liabilities in a manner and to an extent that Lender has approved in writing in its sole and absolute discretion prior to the creation of such indebtedness.

                  "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

                  "TANGIBLE NET WORTH" shall have the meaning specified in subsection 14(a) hereof.

                  "TATE" shall mean Tate Capital Partners Fund, LLC and its assignees. The foregoing sentence shall not be construed to permit any assignment of any of the Tate Subordinated Debt that is prohibited by the Tate Subordination Agreement.

                  "TATE SUBORDINATED DEBT" shall mean the indebtedness owed by Borrower to Tate pursuant to (a) that certain Securities Purchase Agreement dated concurrently hereto between Borrower and Tate, (b) one or more 7% Convertible Subordinated Notes dated concurrently given by the Borrower in favor of Tate, in the aggregate original principal amount of $3,000,000, (c) that certain Registration Rights Agreement dated concurrently hereto given by Borrower in favor of Tate and (d) that certain Stock Purchase Warrant dated concurrently hereto given by Borrower in favor of Tate.

                  "TATE SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated concurrently hereto given by Tate, in favor of Lender.

                  "TAX" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

                  "TERM LOAN" shall have the meaning specified in subsection 2(b) hereof.

                  2. LOANS.

                  (A) REVOLVING LOANS.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, absent the occurrence of an Event of Default, make revolving loans and advances (the "REVOLVING LOANS") in an amount up to the sum of the following sublimits (the "REVOLVING LOAN LIMIT"):

                           (i) Up to eighty-five percent (85%), of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; provided that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by Lender in good faith based on the results of the most recent twelve (12) month period for which Lender has conducted a field audit of Borrower) exceeds five percent (5%); plus

                           (ii) Up to eight-five percent (85%) of the lower of cost or the net recovery value as determined by an appraiser acceptable to Lender of Borrower's Eligible Inventory or Three Million and No/100 Dollars ($3,000,000), whichever is less; minus

                           (iii) such reserves as Lender elects, in its sole discretion, to establish from time to time;

provided, that (x) the sum of the advances with respect to clause (ii) above shall at no time exceed Three Million and No/100 Dollars ($3,000,000) and (y) the Revolving Loan Limit shall in no event exceed Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000) (the "Maximum Revolving Loan Limit") except as such amount may be increased by Lender, in its sole discretion.

                  The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.

                  Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

                  A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Borrower maintains a controlled disbursement account at LaSalle Bank, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

                  Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

                  (B) TERM LOAN.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrower in an amount equal to One Hundred Fourteen Thousand and No/100 Dollars ($114,000) (the "TERM LOAN"). Amounts repaid with respect to the Term Loan may not be reborrowed.

                  (C) REPAYMENTS.

                  The Liabilities shall be repaid as follows:

                           (i) Repayment of Revolving Loans. The Revolving Loans and all other Liabilities (other than the Term Loan) shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.

                           (ii) Repayment of Term Loan. The principal of the Term Loan shall be repaid in seventy-two (72) equal monthly installments of One Thousand Five Hundred Eighty-Three and 33/100 Dollars ($1,583.33) payable on March 1, 2004 and the first day of each month thereafter; provided, that any remaining outstanding principal balance of the Term Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to
         Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                           (iii) Mandatory Prepayments of the Term Loan. - Sales of Assets. Upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of Borrower which is subject to a mortgage in favor of Lender, or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by Borrower to Lender as a mandatory prepayment of the Loans, such payment to be applied against the remaining installments of principal of the Term Loan in the inverse order of their maturities until repaid in full, and then against the other Liabilities, in each case as determined by Lender, in its sole discretion.

                  (D) NOTES.

                  The Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

                  3. LETTERS OF CREDIT.

                  (A) GENERAL TERMS.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender shall absent the existence of an Event of Default, from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrower's request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed One Million and No/100 Dollars ($1,000,000). Payments made by the issuer of a Letter of Credit to any Person on account of any Letter of Credit shall be immediately payable by Borrower without notice, presentment or demand and Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by Borrower for a Loan to reimburse such issuer. In the event such Loan is not advanced by Lender for any reason, such reimbursement obligations (whether owing to the issuer of the Letter of Credit or Lender if Lender is not the issuer) shall become part of the Liabilities hereunder and shall bear interest at the rate then applicable to Revolving Loans constituting Prime Rate Loans until repaid. Borrower shall remit to Lender a Letter of Credit fee equal to two and one-quarter of one percent (2.25%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the first Business Day of each month. Borrower shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit (which administrative charges shall be in a minimum amount of $250.00 for such transaction).

                  (B) REQUESTS FOR LETTERS OF CREDIT.

                  Borrower shall make requests for Letters of Credit in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

                  (C) OBLIGATIONS ABSOLUTE.

                  Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Lender if Lender has reimbursed such issuer on Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrower's obligations hereunder. It is understood and agreed by Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

                  (D) EXPIRATION DATES OF LETTERS OF CREDIT.

                  The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

                  4. INTEREST, FEES AND CHARGES.

                  (A) INTEREST RATE.

                  Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection
(i), (ii) or (iii) below:

                           (i) As to Revolving Loans, at the rate of one quarter of one percent (0.25%) per annum in excess of the Prime Rate in effect from time to time and, as the Term Loans, at the rate of one-half of one percent (0.50%) in excess of the Prime Rate in effect from time to time, all such interest shall be payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

                           (ii) As to Revolving Loans, at the rate of three and one-quarter of one percent (3.25%) in excess of the LIBOR Rate for the applicable Interest Period, and as to Term Loans, at the rate of three and one-half of one percent (3.50%) in excess of the LIBOR Rate for the applicable Interest Period, each such rate to remain fixed for such Interest Period. "INTEREST PERIOD" shall mean any continuous period of one (1), two (2) or three (3) months, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal

         Term; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the first Business Day of each month in arrears and on the first Business Day of such Interest Period.

                           (iii) Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

                  (B) OTHER LIBOR PROVISIONS.

                           (i) Subject to the provisions of this Agreement, Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B)as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default has occurred.

                           (ii) Lender's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify Borrower and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

                           (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "REGULATORY CHANGE"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify

         Borrower and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

                           (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Lender), Borrower agrees to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Lender as a result of such prepayment.

                           (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (B) subject Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then Borrower shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

                           (vi) Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by Borrower of such Tax and Borrower shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

                           (vii) Each request for LIBOR Rate Loans shall be in an amount not less than One Million and No/100 Dollars ($1,000,000), and in integral multiples of, One Hundred Thousand and No/100 Dollars ($100,000).

                           (viii) Unless otherwise specified by Borrower, all Loans shall be Prime Rate Loans.

                           (ix) No more than [FIVE] Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

                  (C) FEES AND CHARGES.

                           (i) [RESERVED].

                           (ii) Closing Fee: Borrower shall pay to Lender a closing fee of One Hundred Fifty Thousand Dollars ($125,000), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder.

                           (iii) Unused Line Fee: Borrower shall pay to Lender an unused line fee of three-quarter percent (0.375%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

                           (IV) [RESERVED].

                           (v) Costs and Expenses: Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees (whether for internal or outside counsel), incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement or any Other Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Lender and LaSalle Bank and any additional services requested by Borrower from Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Lender and in such event or in the event such costs and expenses are owed to Lender, shall constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                           (vi) Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor ("CAPITAL ADEQUACY Demand") together with the certificate described below, Borrower shall pay to Lender such additional amount or amounts ("CAPITAL ADEQUACY CHARGE") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

                  (D) MAXIMUM INTEREST.

                  It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

                  5. COLLATERAL.

                  (A) GRANT OF SECURITY INTEREST TO LENDER.

                  As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto (i) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of

Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

                  (B) OTHER SECURITY.

                  Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Lender may take such actions with respect to Permitted Liens only after the occurrence and during the continuance of an Event of Default. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand, and if not so paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (C) POSSESSORY COLLATERAL.

                  Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

                  (D) ELECTRONIC CHATTEL PAPER.

                  To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

                  6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

                  Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Without limiting the generality of the foregoing, Borrower will, promptly and from time to time at the request of Lender: (i) obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to Lender that such bailee holds such collateral for the benefit of the Secured Party; (ii) obtain from any securities intermediary, depository bank, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Party (iii) and deliver and pledge to Lender, all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to Borrower, all in form and substance satisfactory to Lender; and (iv) obtain waivers, in form satisfactory to Lender, of any claim to any Collateral from any landlords or mortgagees or bailees of any property where any Inventory or Equipment is located. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact, and hereby authorizes Lender to, prepare (and, if necessary, execute) and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

                  7. POSSESSION OF COLLATERAL AND RELATED MATTERS.

                  Until otherwise notified by Lender following the occurrence of an Event of Default, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; and (c) dispose of obsolete or unuseful Equipment so long as all of the proceeds thereof are paid to Lender for application to the Liabilities (except for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

                  8. COLLECTIONS.

                  (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender. Borrower shall establish an account (the "Lock Box Account") in Lender's name with a financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Lock Box and Lock Box Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrower, that such financial institution has no right to setoff against the Lock Box or Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Lender shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a[n interest bearing] cash collateral account maintained by Lender, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds in such cash collateral account may be disbursed, at Borrower's discretion, to Borrower so long as after giving effect to such disbursement, Borrower's availability under subsection 2(a) hereof at such time, equals or exceeds the outstanding Revolving Loans at such time. Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

                  (b) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and the Other Agreements and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, after the occurrence and during the continuance of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                  (c) For purposes of calculating interest and fees, Lender shall, within two (2) Business Days after receipt by Lender at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

                  (d) On a monthly basis, Lender shall deliver to Borrower an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

                  9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND
SCHEDULES.

                  (A) DAILY REPORTS.

                  Borrower shall deliver to Lender an executed daily loan report and certificate in Lender's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

                  (B) MONTHLY REPORTS.

                  Borrower shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within twenty-five (25) days after the end of each month, (A) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks; and
(ii) within twenty-five (25) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Lender's standard form of Inventory report then in effect or the form most recently requested from Borrower by Lender, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

                  (C) FINANCIAL STATEMENTS.

                  Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month,
(A) copies of internally prepared consolidated financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower and (B) copies of any internally prepared separate balance sheet and income statement for Borrower and the Canadian Borrower, and (ii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, audited consolidated annual financial statements of the Borrower and its Subsidiaries with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrower in obtaining such financial statements is to influence Lender and that Lender is relying upon such financial statements in connection with the exercise of its rights hereunder, provided, that Borrower shall only be required to use its reasonable efforts exercised in good faith to obtain such letter; and (B) copies of any management letters sent to the Borrower by such accountants.

                  (D) ANNUAL PROJECTIONS.

                  As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Lender (i) consolidated projected balance sheets, statements of income and cash flow for Borrower and its Subsidiaries and (ii) separate projected balance sheets and statements of income for Borrower and the Canadian Borrower, in each case for each of the twelve (12) months during such Fiscal Year, and in each case which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

                  (E) EXPLANATION OF BUDGETS AND PROJECTIONS.

                  In conjunction with the delivery of the annual projections or budgets referred to in subsection 9(d) above, Borrower shall deliver a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower and its Subsidiaries (as applicable).

                  (F) PUBLIC REPORTING.

                  Promptly upon the filing thereof, Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

                  (G) BALANCE OF INTERCOMPANY LOANS. As soon as practicable and in any event no later than thirty (30) days after each calendar month, a report in form and substance acceptable to Lender indicating the balance of the advances by Borrower to Canadian Borrower Section 13(f) hereof as of the close of business on each day of the month just ended.

                  (H) OTHER INFORMATION.

                  Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

                  10. TERMINATION; AUTOMATIC RENEWAL.

                  THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL JANUARY 30, 2007 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED

PURSUANT TO SECTION 16 HEREOF; OR (B) BORROWER OR LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTY WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM IN WHICH CASE THE BORROWER SHALL PAY ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM. If the term of this Agreement expires or one or more of the events specified in clauses (A) and (B) occurs or this Agreement otherwise expires, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account. If, during the term of this Agreement, Borrower prepays all of the Liabilities from any source other than income from the ordinary course operations of Borrower's business and this Agreement is terminated, Borrower agrees to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) three percent (3%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term,
(ii) two percent (2%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years, but at least one (1) year prior to the end of the Original Term, or (iii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the end of the Original Term or any then current Renewal Term.

                  11. REPRESENTATIONS AND WARRANTIES.

                  Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrower's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

                  (A) FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  The financial statements and other information delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of Borrower and/or its Subsidiaries (as applicable), and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower or any of its

Subsidiaries to Lender is true and correct as of the date with respect to which such information was furnished.

                  (B) LOCATIONS.

                  The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's and its Subsidiaries' other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Lender has been advised by Borrower in accordance with subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Lender has been advised by Borrower in writing in accordance with subsection 12(b)(i) hereof.

                  (C) LOANS BY BORROWER.

                  Neither Borrower nor any Subsidiary has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower or such Subsidiary for travel and other expenses arising in the ordinary course of Borrower's business and loans permitted pursuant to subsection 13(f) hereof.

                  (D) ACCOUNTS AND INVENTORY.

                  Each Account or item of Inventory which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Lender from time to time.

                  (E) LIENS.

                  Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

                  (F) ORGANIZATION, AUTHORITY AND NO CONFLICT.

                  Borrower is a corporation, duly organized, validly existing and in good standing in the State of Minnesota, its state organizational identification number is MN3U-811 and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender's rights. Each Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its incorporation. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

                  (G) LITIGATION.

                  Except as disclosed to Lender on Schedule 11(g) hereto, there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower or any Subsidiary which is, in the determination of Lender, reasonably likely to have a Material Adverse Effect on Borrower or such Subsidiary, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. Borrower has no Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

                  (H) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  Borrower and each Subsidiary has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower. Borrower and each Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on Borrower or such Subsidiary.

                  (I) AFFILIATE TRANSACTIONS.

                  Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, neither Borrower nor any Subsidiary is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower or such Subsidiary than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  (J) NAMES AND TRADE NAMES.

                  Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on
Schedule 11(j) hereto.

                  (K) EQUIPMENT.

                  Except for Permitted Liens, each Borrower and each Subsidiary has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is a Fixture to real estate unless such real estate is owned by Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord's agreement in favor of Lender on terms acceptable to Lender, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  (L) ENFORCEABILITY.

                  This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (M) SOLVENCY.

                  Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

                  (N) INDEBTEDNESS.

                  Except as set forth on Schedule 11(n) hereto and except for indebtedness permitted by Section 13(b), neither Borrower nor any Subsidiary is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

                  (O) MARGIN SECURITY AND USE OF PROCEEDS.

                  Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  (P) PARENT, SUBSIDIARIES AND AFFILIATES.

                  Except as set forth on Schedule 11(p) hereto, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

                  (Q) NO DEFAULTS.

                  Neither Borrower nor any Subsidiary is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on Borrower or any Subsidiary.

                  (R) EMPLOYEE MATTERS.

                  There are no controversies pending or threatened between Borrower or any Subsidiary and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Borrower or such Subsidiary, and Borrower and each Subsidiary is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on Borrower or such Subsidiary.

                  (S) INTELLECTUAL PROPERTY.

                  Borrower and each Subsidiary possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it except to the extent that the failure to possess such items would not have a Material Adverse Effect on Borrower or such Subsidiary.

                  (T) ENVIRONMENTAL MATTERS.

                  Neither Borrower nor any Subsidiary has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower or such Subsidiary comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or any Subsidiary or its business, operations or assets or any properties at which the Borrower or any Subsidiary has transported, stored or disposed of any Hazardous Materials. Neither Borrower nor any Subsidiary has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (U) ERISA MATTERS.

                  Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

                  12. AFFIRMATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

                  (A) MAINTENANCE OF RECORDS.

                  Borrower and each Subsidiary shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's or such Subsidiary's business activities, in accordance with sound accounting practices (and, as to Borrower, in accordance with generally accepted accounting principles consistently applied), and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A.

                  (B) NOTICES.

                  Borrower shall:

                           (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower's or any Subsidiary's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

                           (ii) Eligible Accounts and Inventory. Promptly upon becoming aware thereof, notify Lender if any Account or Inventory identified by Borrower to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

                           (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower or any Subsidiary which might have a Material Adverse Effect on Borrower or such Subsidiary and of any Commercial Tort Claims of Borrower which may arise, which notice shall constitute Borrower's authorization to amend Exhibit C to add such Commercial Tort Claim.

                           (iv) Names and Trade Names. Notify Lender within ten
         (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

                           (v) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

                           (vi) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any Subsidiary or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or any Subsidiary or its business operations or assets or any properties at which Borrower or any Subsidiary has transported, stored or disposed of any Hazardous Materials unless the foregoing could not reasonably be expected to have a Material Adverse Effect on Borrower or such Subsidiary.

                           (vii) Default; Material Adverse Change. Promptly advise Lender of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower or any Subsidiary, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrower to Lender in writing.

                  (C) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  Borrower and each Subsidiary shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower or such Subsidiary and Borrower and each Subsidiary shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Borrower or such Subsidiary. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or any Subsidiary in order to avoid non-compliance, with any Environmental Law, at Borrower's expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

                  (D) INSPECTION AND AUDITS.

                  Borrower shall permit Lender, or any Persons designated by it, to call at Borrower's and each Subsidiary's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit (including any audit of the Borrower's Inventory or Equipment), check and make extracts from Borrower's or such Subsidiary's books, records, journals, orders, receipts, properties, and any correspondence and other data relating to Borrower's or such Subsidiary's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's or such Subsidiary's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement and the Other Agreements as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telecopy, electronic mail, or otherwise, provided that prior to the occurrence of an Event of Default, Lender shall conduct such verification in the name of a nominee of Lender or in Borrower's name. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower or any Subsidiary with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower and any Subsidiary with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees (currently $750 per person per day) and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, if not so paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (E) INSURANCE.

                  Borrower shall:

                           (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender.

         Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided however, that if no Event of Default shall have occurred and is continuing, Borrower may make, settle and adjust claims involving less than $50,000 in the aggregate without Lender's consent.

                           (ii) Maintain and cause each Subsidiary to maintain, at Borrower's expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower or such Subsidiary with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable upon notice to Borrower. Such insurance, if obtained by Lender, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (F) COLLATERAL.

                  Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects. Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

                  (G) USE OF PROCEEDS.

                  All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower (including advancing such monies to the Canadian Borrower pursuant to Loans permitted by Section 13(i)).

                  (H) TAXES.

                  Borrower shall file, and shall cause each Subsidiary to file, all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Borrower has furnished to Lender written notice of such contest and (iv) upon demand by Lender, Borrower keeps on deposit with Lender (such deposit to be held without interest) or a reserve is maintained against Borrower's availability to borrow money under subsection 2(a), in either case, in an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and
(vi) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (I) INTELLECTUAL PROPERTY.

                  Borrower and each Subsidiary shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect on Borrower or such Subsidiary.

                  (J) CHECKING ACCOUNTS AND CASH MANAGEMENT SERVICES. Borrower shall maintain its general checking/controlled disbursement account with LaSalle Bank. Normal charges shall be assessed thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover LaSalle Bank's service charge for demand deposit account activities. In addition, Borrower shall enter into agreements with LaSalle Bank for standard cash management services. Borrower shall be responsible for all normal charges assessed thereon.

                  (K) PLEDGE OF FOREIGN STOCK. Within 30 days of any request therefor by Lender, Borrower will execute and deliver to Lender, or cause to be delivered to Lender, all documents and instruments (including without limitation amendments to this Agreement and any Other Agreements and opinions of foreign counsel) necessary to perfect Lender's Liens in 65% of Borrower's interest in the ownership interests in Borrower's French and English Subsidiaries and otherwise required by Lender with respect to such Liens, in each case in form and substance acceptable to Lender.

                  (L) INTEREST RATE HEDGING ARRANGEMENTS. Within 30 days of the date hereof, Borrower will enter into interest rate hedging arrangements with respect to the liabilities acceptable to Lender in its sole discretion.

                  13. NEGATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

                  (A) GUARANTIES.

                  Borrower shall not, and shall not permit any Subsidiary to, assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

                  (B) INDEBTEDNESS.

                  Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrower or any Subsidiary may (i) borrow Subordinated Debt; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(g) hereof; and (v) incur operating lease obligations requiring payments not to exceed $2,900,000 in the aggregate during any Fiscal Year of Borrower or such Subsidiary and (vi) borrow the proceeds of loans by Borrower to the Canadian Borrower permitted by
Section 13(i).

                  (C) LIENS.

                  Borrower shall not, and shall not permit any Subsidiary to, grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

                  (D) MERGERS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS.

                  Borrower shall not, and shall not permit any Subsidiary to,
(i) enter into any merger or consolidation; (ii) change the jurisdiction of its organization or enter into any transaction which has the effect of changing its state of organization; (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person (except for the Borrower's ownership of the stock in the Subsidiaries; or (v) enter into any other transaction outside the ordinary course of its business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. Neither Borrower nor any Subsidiary shall form any Subsidiaries after the date hereof or enter into any joint ventures or partnerships with any other Person.

                  (E) DIVIDENDS AND DISTRIBUTIONS.

                  Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock, except for interest paid in the form of Borrower's common stock with respect to the Tate Subordinated Debt.

                  (F) INVESTMENTS; LOANS.

                  Borrower shall not, and shall not permit any Subsidiary to, purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States, obligations insured by the Federal Deposit Insurance Corporation, obligations unconditionally guaranteed by the United States and the Borrower's ownership interest in the stock of Subsidiaries; nor shall Borrower lend or otherwise advance funds to any Person except for (i) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, and (ii) loans by the Borrower to the Canadian Borrower permitted by Section 13(i).

                  (G) FUNDAMENTAL CHANGES, LINE OF BUSINESS.

                  Borrower shall not, and shall not permit any Subsidiary to, amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower's current business unless
(i) such actions would not have a Material Adverse Effect on the Borrower; (ii) such actions would not affect the obligations of Borrower to Lender; (iii) such actions would not affect the interpretation of any of the terms of this

Agreement or the Other Agreements and (iv) Lender has received ten (10) days prior written notice of such amendment or change.

                  (H) EQUIPMENT.

                  Borrower shall not (i) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord's agreement in favor of Lender on terms acceptable to Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  (I) AFFILIATE TRANSACTIONS.

                  Except as set forth on Schedule 11(i) hereto, Borrower shall not conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate, provided, that Borrower may make unsecured loans to the Canadian Borrower, and the Canadian Borrower may make unsecured loans to Borrower, in each case up to an aggregate amount not to exceed Ten Million and No/100 Dollars ($10,000,000) outstanding at any time, so long as (i) such loan is permitted under all applicable laws; (ii) no Event of Default shall have occurred prior to the time of, or would occur as a result of such loan; (iii) at the request of Lender, such loan is evidenced by a note which shall be delivered to Lender to be held as Collateral; (iv), as to the loan to the Canadian Borrower, the proceeds of such loan are used for working capital purposes and (v) as to Borrower, such loans represent the purchase price of inventory purchased by Borrower from the Canadian Borrower.

                  (J) SETTLING OF ACCOUNTS.

                  Borrower shall not settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that (i) if there is not then existing any Event of Default the Borrower may adjust or settle accounts with Account Debtors who are it Affiliates in the ordinary course of business, and (ii) following the occurrence and during the continuance of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Lender.

                  (K) MANAGEMENT FEES; COMPENSATION. Borrower shall not, and shall not permit any Subsidiary to (a) pay any management or consulting fees to any Persons, except in the ordinary course of business or (b) pay any bonus to any of its directors, officers or employees except that, Borrower and any Subsidiary may pay bonuses to its directors, officers and employees in accordance with its Incentive Plan Program as summarized on Schedule 13(k) hereto, in any case, so long as (a) no Event of Default is continuing or would result therefrom and (b) immediately before paying any such bonuses, Excess Availability is not less than $1,000,000 and (c) immediately after paying any such bonuses, Excess Availability is not less than $500,000.

                  (L) INTEREST RATE HEDGING ARRANGEMENTS. Borrower shall not, and shall not permit any Subsidiary to, enter into any interest rate hedging arrangements, except for interest rate hedging arrangements acceptable to Lender.

                  (M) SUBORDINATED DEBT. Borrower shall not (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Liabilities might be terminated, impaired or adversely affected; or (e) omit to give Lender prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

                  14. FINANCIAL COVENANTS.

                  Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

                  (A) TANGIBLE NET WORTH.

                  Borrower's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "MINIMUM TANGIBLE NET WORTH" being defined for purposes of this subsection as (i) 90% of $15,817,000 at all times from the date hereof to and including September 29, 2004, (ii) 110% of $15,817,000 on September 30, 2004, and (iii) thereafter, (A) from the first day of each Fiscal Year of Borrower through the day prior to the last day of such Fiscal Year of Borrower, 90% of Borrower's Tangible Net Worth on the last day of the immediately preceding Fiscal Year of Borrower and (B) on the last day of each Fiscal Year of Borrower, 110% of Borrower's Tangible Net Worth on the last day of the immediately preceding Fiscal Year of Borrower, in each case as reflected on Borrower's audited year end financial statement; and "TANGIBLE NET WORTH" being defined for purposes of this subsection as Borrower's consolidated shareholders' equity (including retained earnings) less the book value of intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of Subordinated Debt less prepaid expenses, amounts due from officers, employees and affiliates, all as determined on a consolidated basis for the Borrower and its Subsidiaries and without duplication under generally accepted accounting principles applied on a basis consistent with the financial statement dated September 30, 2003 except as set forth herein.

                  (B) DEBT SERVICE COVERAGE.

                  As of the last day of the fiscal quarters ending on or about December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, for the period from October 1, 2003 to such date, Borrower shall not permit Debt Service Coverage to be less than 1.25 to 1.00. Thereafter, as of the last day of each fiscal quarter, for the twelve (12) month period ending on that date, Borrower shall not permit Debt Service Coverage to be less than 1.25 to 1.00.

                  (C) INTEREST COVERAGE.

                  As of the last day of the fiscal quarters ending on or about December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, for the period from October 1, 2003 to such date, Borrower shall not permit Interest Coverage to be less than 1.50 to 1.00. Thereafter, as of the last day of each fiscal quarter, for the twelve (12) month period ending on that date, Borrower shall not permit Interest Coverage to be less than 1.50 to 1.00.

                  (D) CAPITAL EXPENDITURE LIMITATIONS.

                  Borrower and its Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such Capital Expenditures would exceed (i) $1,700,000 during its Fiscal Year ending September 30, 2004 and (b) $2,000,000 during its Fiscal Year ending September 30, 2005 and during each Fiscal Year thereafter.

                  15. DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

                  (A) PAYMENT.

                  The failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities.

                  (B) BREACH OF THIS AGREEMENT AND THE OTHER AGREEMENTS.

                  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided that any such failure by Borrower under subsections 12(a),

12(b)(i), (iv), (v), (vi), 12(c), 12(i) and 12(l) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following the occurrence thereof.

                  (C) BREACHES OF OTHER OBLIGATIONS.

                  The failure of any Obligor or any Subsidiary to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Obligor or such Subsidiary under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor or such Subsidiary.

                  (D) BREACH OF REPRESENTATIONS AND WARRANTIES.

                  The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any material respect as of the date made.

                  (E) LOSS OF COLLATERAL.

                  The loss, theft, damage or destruction of any of the Collateral in an amount in excess of $50,000 in the aggregate for all such events during any year of the Original Term or any Renewal Term as determined by Lender in its sole discretion determined in good faith, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral.

                  (F) LEVY, SEIZURE OR ATTACHMENT.

                  The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral in an amount in excess of $50,000; provided, however, that such action shall not constitute an Event of Default if such proceedings have been stayed and have been dismissed or vacated within forty-five (45) days after the commencement of such proceedings.

                  (G) BANKRUPTCY OR SIMILAR PROCEEDINGS.

                  The commencement of any proceedings in bankruptcy by or against any Obligor or any Subsidiary or for the liquidation or reorganization of any Obligor or any Subsidiary, or alleging that such Obligor or such Subsidiary is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's or any Subsidiary's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor or any Subsidiary; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of Borrower during such forty-five (45) day period or, if earlier, until such proceedings are dismissed.

                  (H) APPOINTMENT OF RECEIVER.

                  The appointment of a receiver or trustee for any Obligor or any Subsidiary, for any of the Collateral or for any substantial part of any Obligor's or any Subsidiary's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor or such Subsidiary which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of Borrower during such forty-five (45) day period or, if earlier, until such appointment is revoked or such proceedings are dismissed.

                  (I) JUDGMENT.

                  The entry of any judgments or orders aggregating in excess of $50,000 against any Obligor or any Subsidiary which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

                  (J) DISSOLUTION OF OBLIGOR.

                  The dissolution of any Obligor or any Subsidiary which is a partnership, limited liability company, corporation or other entity.

                  (K) DEFAULT OR REVOCATION OF GUARANTY.

                  The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

                  (L) CRIMINAL PROCEEDINGS.

                  The institution in any court of a criminal proceeding against any Obligor or any Subsidiary, or the indictment of any Obligor or any Subsidiary for any crime, in each case other than traffic and boating tickets and misdemeanors not punishable by jail terms.

                  (M) CANADIAN BORROWER OBLIGATIONS. If the Canadian Borrower shall fail to perform, keep or observe any of the covenants, conditions, promises, agreements or other obligations of the Canadian Borrower to the Canadian Lender under any agreements now or hereafter existing between the Canadian Borrower and Lender, including, without limitation, [that certain Loan and Security Agreement dated concurrently herewith by and between the

Canadian Lender and the Canadian Borrower or in the event of the termination of said Loan and Security Agreement].

                  (N) CHANGE OF CONTROL.

                  The occurrence of any of the following events:

                           (a) any Person or "group" (as such term is used in
                  Sections 13(d) and 14(d) of the Securities Exchange Act of
                  1934) (other than Annette J. Brenner and Fred H. Brenner) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 15 percent of the voting power of all classes of voting stock of Borrower;

                           (b) Tate Capital Partners Fund LLC is or becomes the
                  "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25 percent of the voting power of all classes of voting stock of Borrower; or

                           (c) During any consecutive two-year period,
                  individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election to such board of directors, or whose nomination for election by the owners of Borrower, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office.

                  (O) CHANGE OF MANAGEMENT.

                  If Jay A. Herman shall cease to be the Chairman of the Board, President and Chief Executive Officer of Borrower at any time and such officer shall not have replaced by a person selected by Borrower and reasonable acceptance to Lender.

                  (P) MATERIAL ADVERSE CHANGE.

                  Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor or any Subsidiary, as determined by Lender in its sole judgment or the occurrence of any event which, in Lender's sole judgment, could have a Material Adverse Effect.

                  16. REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) Upon the occurrence and during the continuance of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  (b) Upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

                  17. CONDITIONS PRECEDENT.

                  The obligation of Lender to fund the Term Loan, to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

                  (a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "CLOSING DOCUMENT LIST") in each case in form and substance satisfactory to Lender;

                  (b) Since December 31, 2003, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Lender in its sole discretion, determined in good faith;

                  (c) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

                  (d) Lender shall have received the proceeds of the Tate Subordinated Debt in the amount of not less than $3,000,000, together with a written direction from Borrower to disburse the said proceeds to the Borrower's existing senior lender

                  (e) Lender shall have confirmed that the Canadian Lender's loan documents with the Canadian Borrower have been consummated and that the Canadian Borrower has received the proceeds of the initial loans thereunder.

                  (f) Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Term Loan and the Revolving Loans, if any, requested to be made on the date hereof, (B) the issuance of the initial Letter of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Borrower of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Borrower has Excess Availability of not less than One Million Dollars ($1,000,000);

                  (g) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

                  18. INDEMNIFICATION.

                  Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this
Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

                  19. NOTICE.

                  All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at Two Honey Creek Corporate Center, 115 South 84th Street, Suite 220, Milwaukee, Wisconsin 53214, Attn: Bradley Handrich - Fax 414-256-5099, and in the case of Borrower shall be sent to it at its principal place of business set forth on Exhibit A hereto or as otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

                  20. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

                  This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

                  21. MODIFICATION AND BENEFIT OF AGREEMENT.

                  This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other Person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

                  22. HEADINGS OF SUBDIVISIONS.

                  The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

                  23. POWER OF ATTORNEY.

                  Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

                  24. CONFIDENTIALITY.

                  Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to Borrower which is (i) furnished by Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, managers, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. In addition such information and other credit information may be distributed by Lender to potential participants or assignees of any portion of the Liabilities, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein. Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate the transactions contemplated by this Agreement and the Other Agreements (the "Transaction"), shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any employee, representative, agent or any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax treatment related to the Transaction.

                  25. COUNTERPARTS.

                  This Agreement, any of the Other Agreements, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

                  26. ELECTRONIC SUBMISSIONS.

                  Upon not less than thirty (30) days' prior written notice (the "APPROVED ELECTRONIC FORM NOTICE"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "APPROVED ELECTRONIC FORM" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "ELECTRONIC FORM" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "APPROVED ELECTRONIC FORM" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrower in an Approved Electronic

Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

                  27. WAIVER OF JURY TRIAL; OTHER WAIVERS.

                  (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Borrower, including, without limitation any Deposit Account at Lender or such affiliate.

                  (d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

                  (e) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

DELPHAX TECHNOLOGIES INC.                          LASALLE BUSINESS CREDIT, LLC

By: /s/ Robert M. Barniskis                        By:  /s/ Keith Hughes
    -------------------------------------------         ------------------------
Title:  Vice President, Chief Financial Officer    Title:  Senior Vice President
        and Secretary

                 [Signature page of Loan and Security Agreement]